UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 14, 2008

DemandTec, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33634	94-3344761
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Circle Star Way, Suite 200, San Carlos, California		94070
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 226-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of James D. Sayre. On February 14, 2008, James D. Sayre tendered his resignation as a member of the Board of Directors (the "Board") of DemandTec, Inc. (the "Company"). Mr. Sayre resigned from the Board pursuant to the internal guidelines of Cargill, Incorporated, the investment fund with which he is affiliated. The resignation was not related to any disagreement between Mr. Sayre and the Company on any matter. The resignation was effective on February 15, 2008. Mr. Sayre’s term would have otherwise expired in 2008. Following Mr. Sayre’s departure, the Board will consist of seven members, with six being classified as independent.

Appointment of Ronald R. Baker to the Compensation Committee of the Board. In connection with Mr. Sayre’s resignation, the Board appointed Ronald R. Baker to the Compensation Committee of the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DemandTec, Inc.

February 20, 2008	By:	/s/ Michael J. McAdam

Name: Michael J. McAdam
Title: General Counsel